RockTenn

KeyBanc Capital Markets Basic Materials & Packaging Conference

September 9, 2014


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slides entitled "RockTenn Financial Metrics" and "Attractive Runway of Opportunity to Increase Shareholder Value" that gives guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from acquisitions such as Smurfit-Stone, NPG and Tacoma Mill, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages and containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition the potential loss of certain customers; the occurrence of a natural disaster, such as a hurricane, tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2013 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

Who We Are – RockTenn

Overview	• RockTenn is one of North America's leading providers of packaging solutions and manufacturers of containerboard and paperboard.
Employees	• ~27,000
Production	• ~9.8 million tons of mill capacity • ~100 billion square feet of converting production
Locations	• ~200 operating facilities, primarily in North America









LTM 3Q FY2014 (1)
Net Sales: $9.8 billion


Merchandising Displays 8%
Recycling 4%
Consumer Packaging 20%
Corrugated Packaging 68%

LTM 3Q FY2014 (1)
Segment Income: $1.0 billion


Merchandising Displays 8%
Recycling 1%
Consumer Packaging 22%
Corrugated Packaging 69%

(1) LTM 3Q FY2014 results as reported. Combined Net Sales and Segment Income of RockTenn and the Tacoma mill for the same period would be approximately $10.1 billion and $1.1 billion, respectively

Our Core Business Principles and Key Behaviors Support Our Aspiration to Make RockTenn the Most Respected Company in Our Industry


5 Core Business Principles
Drive our strategies
Empower and Engage
Respect and Trust
Satisfy our Customers
Do the Right Thing
Providing superior products at very low costs
Investing for competitive advantage
Optimizing economies of scale
Improving processes and reducing costs
Seeking acquisitions that improve business
4 Key Behaviors
Provide a framework for how we do business

3QFY2014 Business Highlights

- Sales in 3Q FY2014 of $2.531 billion, an all-time record for RockTenn
  - Adjusted earnings per share of $1.97 (1) and free cash flow per share of $2.82 (2)
- Record quarterly sales in Merchandising Displays of $225 million in 3Q FY2014 as compared to $166 million in 3Q FY2013
  - Achieved organic sales and income growth of greater than 20% compared to the prior-year quarter
- Continue to see box plant system operational improvements
  - Year-over-year improvement in on-time delivery, quality and customer satisfaction
- In mid-July, balanced our production with our customer demand by taking economic downtime on two medium machines, one each at Jacksonville and West Point
  - West Point paper machine is back up and running
- Completed acquisition of Tacoma Mill in Corrugated Packaging Segment; contributed $0.10 to 3Q FY2014 adjusted earnings (3)
- In August, completed acquisition of A.G. Industries, a point-of-purchase permanent display manufacturer providing "store-within-a store" displays; will go to market as RockTenn In-Store Solutions

(1) On a GAAP basis, EPS was $1.82 in 3Q FY2014. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) We define Free Cash Flow as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

RockTenn Financial Metrics

- Annualized sales of $10 billion
- 3Q FY2014 LTM Credit Agreement EBITDA of $1.6 billion (16.8% EBITDA margin) (1)
- FY2015 estimated Capital Expenditures of $500 million
- FY2015 estimated cash tax rate of mid-teens percent
- 3Q FY2014 Net Debt of $2.9 billion; resulted in leverage ratio less than 2.0x target (2)
- Investment grade credit ratings
- Annual estimated pension contributions in FY2015 and FY2016 of < $175 million per year
- At 9/30/14, estimated $1.1 billion after tax unfunded pension liability partially offset by approximately $200 million of unused federal tax credits
- FY2014 forecasted free cash flow of $6 per share - strong free cash flow yield

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) On a GAAP basis, Total Debt was $2.99 billion. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Attractive Runway of Opportunity to Increase Shareholder Value

	What We Have Done	What We Are Doing
Customer Focused	♦ Paper and packaging realignment simplifies our go-to-market strategy ♦ Market-leading suite of Packaging Solutions	♦ Building deeper customer relationships based on our capabilities ♦ Merchandising Displays provides unique retail insights for CPG and retail customers
Performance and Productivity Improvements	♦ Balanced virgin vs. recycled mill assets ♦ Achieved $550 million in synergies and performance improvements related to acquisition of Smurfit-Stone ♦ Have targeted $100 million in annual productivity improvements	♦ Investing in box plant system- 30 EVOLs over three years ♦ Expect to achieve additional mill system and supply chain performance improvements ♦ Increasing performance improvement target to greater than $200 million per year during FY2016-FY2018
Strategic Acquisitions	♦ Completed three acquisitions during FY2014 that will contribute over $450 million of revenue annually ♦ Merchandising Displays growth	♦ Make acquisitions that improve our business ♦ Potential focus areas include: additional geographic penetration and expansion in packaging adjacencies
Returning Capital to Shareholders	♦ Repurchased 766K shares under 5 million share authorization through 3Q FY2014 ♦ Increased the dividend five times over the past five years	♦ Have repurchased 1.4 million shares of RKT stock during 4Q FY2014

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definition of Credit Agreement EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) is not defined in accordance with GAAP and should not be viewed as an alternative to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined).

Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures (Continued)

Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt Repayment and the following GAAP cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock and Pension and other postretirement funding (more) less than expense. "Net Debt (Increase) Repayment" is the difference between Net Debt at two points in time.

Our management uses Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share" or "Adjusted EPS". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures (Continued)

Tacoma Mill Adjusted Segment Income, Tacoma Mill Adjusted Net Income and Adjusted EPS Accretion

We also use the non-GAAP measures "Tacoma Mill Adjusted Segment Income", "Tacoma Mill Adjusted Net Income" and "Adjusted EPS Accretion". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance the acquisition because it excludes the acquisition inventory step-up that management believes is not indicative of the ongoing operating results of the business in assessing the performance of the acquisition. The Company and the board of directors use this information to evaluate the impact of the Tacoma Mill acquisition. We reconcile these measures to the most directly comparable GAAP measure, Corrugated Segment Income.

Non-GAAP Measures (Continued)

Credit Agreement EBITDA

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures, business interruption items and other expense expected to be reimbursed and sales discounts given in connection with sales of accounts receivable. For additional information on the calculation of "EBITDA" under our Credit Agreement, see the Amended and Restated Credit Agreement, dated as of September 27, 2012, as subsequently amended on June 7, 2013 and November 25, 2013, filed as Exhibit 10.1 to our Form 8-K (dated September 27, 2012), Exhibit 10.1 to our Form 8-K (dated June 7, 2013) and Exhibit 4.1 to our Form 10-Q (for the quarterly period ended December 31, 2013), respectively.

Non-GAAP Measures (Continued)

Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Net Debt Reconciliation

($ in millions)	June 30, 2014		March 31, 2014	
Current Portion of Debt	$	63.1	$	32.0
Long-Term Debt Due After One Year		2,923.3		2,634.8
Total Debt		2,986.4		2,666.8
Less: Cash and Cash Equivalents		(40.0)		(32.2)
Net Debt	$	2,946.4	$	2,634.6
Net Debt (Increase) / Repayment - Qtr	$	(311.8)		

Free Cash Flow – 3Q FY2014 (1)

($ in millions, except per share data)		3Q FY2013
Net debt (increase) repayment (2)	$	(311.8)
Cash dividends paid to shareholders		25.1
Pension and postretirement funding more than expense		130.8
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity		340.7
Purchases of Common Stock		20.8
Free Cash Flow (1)	$	205.6
Average diluted shares outstanding (pre-split share count)		73.0
Free Cash Flow per Share	$	2.82

(1) Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Adjusted EPS Reconciliation

($ in millions, except per share data)

	3Q FY2014
Net income attributable to Rock-Tenn Company Shareholders	**$ 133.3**
Restructuring and other costs	8.7
Acquisition inventory step-up	1.6
Adjusted net income	**$ 143.6**
Earnings per diluted share	**$ 1.82**
Restructuring and other costs	0.13
Acquisition inventory step-up	0.02
Adjusted earnings per diluted share	**$ 1.97**

Tacoma Accretion

($ in millions, except share data)

Corrugated Segment Income	$	179.8
Less: Legacy Corrugated Segment Income [1]		170.5
Tacoma Mill Segment Income		9.3
Plus: Acquisition Inventory Step-Up		2.5
Tacoma Mill Adjusted Segment Income		11.8
Allocated Interest Expense		(0.4)
Allocated Tax Expense		(4.2)
Tacoma Mill Adjusted Net Income	$	7.2
Average Diluted Shares Outstanding		73.0
Adjusted EPS Accretion	$	0.10

(1) Legacy Corrugated Segment Income includes Corrugated facilities operated prior to the Tacoma mill acquisition

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except percentages and ratios)	LTM 3Q FY2014
Consolidated Net Income	$ 506.8
Interest Expense, net	85.4
Income Taxes	279.2
Depreciation and Amortization	575.8
Additional Permitted Charges (1)	156.2
Credit Agreement EBITDA	$ 1,603.4
Net Sales	$ 9,772.2
Less: Trade Sales	(252.8)
Adjusted Net Sales	$ 9,519.4
Credit Agreement EBITDA Margin	16.8%
Current Portion of Debt	$ 63.1
Long-Term Debt due after one year	2,923.3
Total Debt	$ 2,986.4
Plus: Letters of Credit, Guarantees and Other Adjustments	53.5
Total Funded Debt	$ 3,039.9
Leverage Ratio	1.90x

(1) As specified in our Credit Agreement dated September 27, 2012.